EXHIBIT 10.1

PROMISSORY NOTE SUBSCRIPTION AGREEMENT

This Promissory Note Subscription Agreement is made September 8, 2022 among SPK Acquisition Corp., a Delaware corporation (“SPK”), Varian Biopharmaceuticals, Inc., a Delaware corporation (“Varian”) and Alpha Capital Anstalt, a Liechtenstein anstalt (“Alpha”).

1.	Alpha and Varian each hereby subscribe for and agree to purchase an unsecured, non-convertible non-recourse 5% promissory note of SPK in the form attached hereto, each in the principal amount of $50,000, for a purchase price of $50,000 (the “Notes”).

2.	Alpha shall purchase its Note contemporaneously with the execution of this Agreement by the parties hereto, and delivery of the Note by SPK.

3.	Varian shall purchase its Note on October 8, 2022, provided, that if the Merger of SPK Merger Sub, Inc. into Varian shall have occurred on or before October 8, 2022, then the obligations of Varian hereunder shall terminate and Varian shall not have to purchase its Note.

4.	Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

5.	Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

6.	Due Authorization. This Agreement has been duly authorized, executed and delivered by each party and is the legal obligation of such party, enforceable against it in accordance with its terms. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the such party, or the validity or enforceability of this Agreement other than such as have been met or obtained. The execution, delivery and performance of this Agreement will not violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of incorporation or by-laws of the applicable party or any mortgage, indenture, contract or other agreement to which such party may be bound.

7.	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Agreement shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereby irrevocably submit to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by emailing a copy thereof to the other at the email address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

8.	Notice. Any and all notices or other communications or deliveries to be provided by any party hereunder, shall be in writing and delivered personally, by email, sent by a nationally recognized overnight courier service, addressed to the applicable party or parties, at their address below, or such other address or email address as a party may specify for such purposes by notice to the other parties delivered in accordance with this paragraph. Any and all notices or other communications or deliveries to be provided by a party hereunder shall be in writing and delivered personally, by email, sent by a nationally recognized overnight courier service, addressed to each other party at the address of such party in this Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission if delivered by hand or by email that has been confirmed as received by 5:00 P.M. on a business day, (ii) one business day after being sent by nationally recognized overnight courier or received by email after 5:00 P.M. on any day.

[Signatures continued]

Promissory Note Subscription Agreement signature page

SPK ACQUISITION CORP.

By:	/s/Sophie Tao	Address: Room 368, 302 Buwei, 211 Fute North Road, China (Shanghai) Pilot Free Trade Zone, 200131.
Name:	Sophie Tao
Title:	Chief Executive Officer
Email:	sophie@spkacq.com

VARIAN BIOPHARMACEUTICALS, INC.

By:	/s/ Jeff Davis	Address: 4851 Tamiami Trail North, Suite 200 Naples, FL 34103
Name:	Jeff Davis
Title:	Chief Executive Officer
Email:	jdavis@varianbio.com

ALPHA CAPITAL ANSTALT

By:	/s/ Nicola Feuerstein	Address: c/o LH Financial Services Corp. 510 Madison Avenue, 14th Floor New York, NY 10022
Name:	Nicola Feuerstein
Title:	Director
Email:	info@alphacapital.li